EXHIBIT 10.5

Guaranty

1.            PACIFIC ETHANOL, INC., a Delaware corporation (“Guarantor”), for value received, unconditionally and absolutely guarantees to COMERICA BANK, a Michigan corporation (“Bank”), and to the Bank’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to the Bank of KINERGY MARKETING LLC, an Oregon limited liability company or any successor in interest, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally the “Borrower”) under (a) that certain Loan and Security Agreement, dated as of August 17, 2007 (as amended from time to time, the “Loan Agreement”) by and between Borrower and Bank; and (b) each of the other Loan Documents (as defined in the Loan Agreement) (the “Indebtedness”); provided that the Guarantor’s maximum aggregate liability under this Guaranty shall not exceed the Liability Cap (as defined below).

2.            The Indebtedness guaranteed includes: (a) any and all direct indebtedness of the Borrower to the Bank under the Loan Documents, including indebtedness evidenced by any and all promissory notes; (b) any and all obligations or liabilities of the Borrower to the Bank arising under any Loan Document where the Borrower has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Borrower to the Bank arising from applications or agreements for the issuance of letters of credit pursuant to the Loan Documents; (d) any and all obligations or liabilities of the Borrower to the Bank arising out of any other Loan Document by the Borrower; (e) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to the Bank under the Loan Documents were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including liability for interest and out-of-pocket attorneys’ fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Borrower of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all out-of-pocket attorneys’ fees and costs actually incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, Guarantor, Bank or third parties in any way relating to Bank’s rights under the Loan Documents with respect to such Borrower, Guarantor, or third party and/or affecting any collateral securing any obligation under the Loan Documents owed to Bank by Borrower, Guarantor, or any third party, probate proceedings, on appeal or otherwise; (f) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (g) all costs of collecting Indebtedness, including reasonable out-of-pocket attorneys’ fees and costs.

3.            If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against Guarantor for the full amount of the Indebtedness is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

4.            Except as otherwise set forth herein, Guarantor waives, to the maximum extent permitted by law, notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agrees that the Bank may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to Guarantor and without affecting in any manner the unconditional obligation of Guarantor under this Guaranty. Except as otherwise set forth herein, Guarantor further waives, to the maximum extent permitted by law, any and all other notices to which Guarantor might otherwise be entitled. Guarantor acknowledges and agrees that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of Guarantor under this Guaranty.

5.            Guarantor delivers this Guaranty based solely on Guarantor’s independent investigation of the financial condition of the Borrower and is (are) not relying on any information furnished by the Bank. Guarantor assumes full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Indebtedness or any other matter which Guarantor may deem necessary or appropriate from time to time. Guarantor waives any duty on the part of the Bank, and agrees that it is not relying upon nor expecting the Bank to disclose to Guarantor any fact now or later known by the Bank, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon Guarantor’s risk under this Guaranty or Guarantor’s rights against the Borrower. Guarantor knowingly accepts the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that the Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or its ability to pay its debts as they mature, has deteriorated.

6.            Guarantor represents and warrants as of the date hereof that: (a) the Bank has made no representation to Guarantor as to the creditworthiness of the Borrower; and (b) Guarantor has (have) established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower’s financial condition. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of Guarantor under this Guaranty.

7.            Guarantor subordinates any claim of any nature that Guarantor now or later has (have) against the Borrower to and in favor of all Indebtedness, and upon the occurrence and continuance of an Event of Default under the Loan Agreement, agrees not to accept payment or satisfaction of any claim that Guarantor now or later may have against the Borrower without the prior written consent of the Bank. Should any payment, distribution, security, or proceeds, be received by Guarantor in contravention of this Section 7, upon or with respect to any claim that Guarantor now or may later have against the Borrower, Guarantor shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by Guarantor where required by the Bank) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by Guarantor as the property of the Bank.

8.            Guarantor agrees that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of Guarantor under this Guaranty, and the Bank, in its sole discretion, without notice to Guarantor, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of Guarantor under this Guaranty. Guarantor acknowledges and agrees that the Bank has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, to secure payment of the Indebtedness, and Guarantor is not relying upon any assets in which the Bank has or may have a lien or security interest for payment of the Indebtedness. For the avoidance of doubt, Guarantor’s obligations hereunder are not secured by any of the assets or property of Guarantor.

9.            Guarantor acknowledges that the effectiveness of this Guaranty is not conditioned on any or all of the Indebtedness being guaranteed by anyone else.

10.          Until the Indebtedness is indefeasibly paid in full or this Guaranty is otherwise terminated  in accordance with the provisions hereof, Guarantor waives, to the maximum extent permitted by law, any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid in full or this Guaranty is otherwise terminated in accordance with the provisions hereof, Guarantor shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. Guarantor agrees to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, out-of-pocket costs and expenses actually incurred, including without limit reasonable out-of-pocket attorneys’ fees, actually incurred by the Bank in connection with Guarantor’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which Guarantor may have against the Borrower or any other person and Guarantor assumes full responsibility for enforcing and protecting these rights.

11.            Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, until the Indebtedness is indefeasibly paid in full or this Guaranty is otherwise terminated in accordance with the provisions hereof, if Guarantor is or becomes “an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then Guarantor irrevocably and absolutely waives, to the maximum extent permitted by law, any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. Guarantor warrants and agrees that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of Guarantor’s status as an “insider” or “affiliate” of the Borrower, and Guarantor shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

12.            Guarantor may terminate its obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgement of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgement of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantors, whether or not the termination is known to the remaining guarantors. Any termination shall not affect in any way the unconditional obligations of the terminating guarantors as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid or this Guaranty has otherwise been terminated in accordance with the provisions hereof. The Bank has no duty to give notice of termination by any guarantors to any remaining guarantors. Guarantor shall indemnify the Bank against all claims, damages, out-of-pocket costs and expenses actually incurred, including without limit reasonable out-of-pocket attorneys’ fees and costs, actually incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Loan Document or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

13.            This Guaranty shall terminate upon the earlier of (a) the indefeasible payment in full of all Indebtedness, and the termination of all Bank commitments under the Loan Documents; or (b) upon the indefeasible payment and performance of Guarantor’s obligations under this Guaranty.

14.            Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty in whole or part, the effectiveness of this Guaranty shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty shall be enforceable against Guarantor as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty, Guarantor agrees upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor to do so shall not affect in any way the reinstatement or continuation. If Guarantor does not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of Guarantor.

15.            Although the intent of Guarantor and the Bank is that California law shall apply to this Guaranty, regardless of whether California law applies, Guarantor further agrees as follows: With respect to the Liability Cap, Guarantor agrees that the Liability Cap shall not be a limitation on the amount of Borrower’s Indebtedness to the Bank.

16.            Guarantor waives, to the maximum extent permitted by law, any right to require the Bank to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) pursue any other remedy in the Bank’s power; or (d) except as set forth herein, make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

17.            Guarantor authorizes the Bank, either before or after termination of this Guaranty and without affecting Guarantor’s liability under this Guaranty, from time to time to: (a) after three (3) business days prior notice to Guarantor, apply any security provided by the Borrower and direct the order or manner of sale of it, including without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine; (b) without notice to or demand on Guarantor, release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) without notice to or demand on Guarantor and subject to the provisions of the Loan Agreement, apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and Guarantor waives any provision of law regarding application of payments which specifies otherwise. The Bank may without notice assign this Guaranty in whole or in part. Upon the Bank’s request, Guarantor agrees to provide to the Bank copies of Guarantor’s financial statements.

18.            Guarantor waives, to the maximum extent permitted by law, any defense based upon or arising by reason of (a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (d) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to the Bank or intended or understood by the Bank or Guarantor; (e) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. Guarantor understands that, absent this waiver, Bank’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and Guarantor pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which Guarantor has against Borrower. Guarantor further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford Guarantor one or more affirmative defenses to any action maintained by Bank against Guarantor on this Guaranty.

19.           Guarantor waives, to the maximum extent permitted by law, any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (a) may limit the time period for Bank to commence a lawsuit against Borrower or Guarantor to collect any Indebtedness owing by Borrower or Guarantor to Bank; (b) may entitle Borrower or Guarantor to a judicial or nonjudicial determination of any deficiency owed by Borrower or Guarantor to Bank, or to otherwise limit Bank’s right to collect a deficiency based on the fair market value of such real property security; (c) may limit Bank’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (d) may require Bank to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

20.            Guarantor waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

21.            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each undersigned Guarantor waives all rights and defenses that any such undersigned Guarantor may have because the Indebtedness is secured by real property. This means, among other things:

(1)            Bank may collect from any undersigned Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower to secure the Indebtedness.

(2)            If Bank forecloses on any real property collateral pledged by any Borrower to secure the Indebtedness:

(a)            the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b)            Bank may collect from any undersigned Guarantor even if Bank, by foreclosing on the real property pledged as collateral, has destroyed any right that Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each undersigned Guarantor may have because the Indebtedness is secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

22.            WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH UNDERSIGNED GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS, DEFENSES TO PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, AND 2850.

23.            Guarantor acknowledges and agrees that this is a knowing and informed waiver of Guarantor’s rights as discussed above and that Bank is relying on this waiver in extending credit to Borrower.

24.            Guarantor acknowledges that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now or later acquires relating to Guarantor and this Guaranty, whether furnished by the Borrower, Guarantor or otherwise. Guarantor further agrees that the Bank may disclose these documents and information to the Borrower. Guarantor agrees that the Bank may provide information relating to this Guaranty or to Guarantor to the Bank’s parent, affiliates, subsidiaries and service providers.

25.            Guarantor shall pay any and all out-of-pocket costs and actual expenses, including without limit reasonable out-of-pocket attorneys’ fees and costs, actually incurred by the Bank at any time for any reason in enforcing any of the duties and obligations of Guarantor under this Guaranty or otherwise incurred by the Bank in any way connected with this Guaranty. All of these costs and expenses shall be payable by Guarantor within three (3) business days after written demand thereof by the Bank and until paid shall bear interest from the third day after such written demand at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to reasonable out-of-pocket fees, charges, costs and expenses of outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

26.            Guarantor unconditionally and irrevocably waives each and every defense and setoff of any nature, which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Guarantor under this Guaranty and acknowledges that as of the date of this Guaranty no such defense or setoff exists. Guarantor acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind.

27.            This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

28.            Guarantor warrants and agrees that each of the waivers set forth above are made with Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable.

29.            This Guaranty constitutes the entire agreement of Guarantor and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of Guarantor or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns. This Guaranty shall be binding on Guarantor and Guarantor’s heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of Guarantor. Guarantor has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower, and Guarantor acknowledges that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

30.            Guarantor’s aggregate liability under this Guaranty shall in no event exceed an amount equal to Ten Million and 00/100 Dollars ($10,000,000.00) (the “Liability Cap”).

31.            GUARANTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

32.           REFERENCE PROVISION. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

32.1. Mechanics.

32.1.1. With the exception of the items specified in Section 32.1.2, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et. seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

32.1.2. The matters that shall not be subject to a reference are the following: (a) foreclosure of any security interests in real or personal property; (b) exercise of self-help remedies (including, without limitation, set-off); (c) appointment of a receiver; and (d) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (a) and (b) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (c) and (d). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

32.1.3. The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

32.1.4. The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee; (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference; and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

32.1.5. The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

32.2. Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

32.3. Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

32.4. Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

32.5. THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

33.           In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank’s right to later pursue such rights and remedies.

IN WITNESS WHEREOF, Guarantor has signed this Guaranty on August 20, 2007.

GUARANTOR:

PACIFIC ETHANOL, INC.,
a Delaware corporation

By:  /s/ Jeff Manternach

Print Name: Jeff Manternach

Its:  VP Finance

GUARANTOR'S ADDRESS:

Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, CA 83711
Attention: Jeffrey Manternach

with a copy to:

Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attention: Christopher Wright

BORROWER:

KINERGY MARKETING LLC

[Signature Page to Guaranty]

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF SACRAMENTO

On August 20, 2007 before me, JOHN CONSHAFTER  personally appeared JEFF MANTERNACH personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names is/are subscribed to within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL) JOHN N. CONSHAFTER COMM. *1460237 Notary Public-California SACRAMENTO COUNTY My Comm. Exp. Jan 5, 2008	/s/ John N. Conshafter (Notary Public's Signature) John N. Conshafter (Type or Print Name)

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